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Exhibit (a)(5)(ii)

TYLER TECHNOLOGIES, INC.

OFFER TO PURCHASE FOR CASH
UP TO 4,200,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE NOT GREATER THAN $4.00
NOR LESS THAN $3.60 PER SHARE

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 12, 2003,
UNLESS THE OFFER IS EXTENDED.

April 14, 2003

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated April 14, 2003, and the related letter of transmittal, as amended and supplemented from time to time, which together constitute the tender offer, in connection with the tender offer by Tyler Technologies, Inc, a Delaware corporation (the "Company"), to purchase up to 4,200,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), at a purchase price, net to seller in cash, without interest, of not greater than $4.00 per share nor less than $3.60 per share, as specified upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Also enclosed is the letter to the Company's Stockholders from the President and Chief Executive Officer.

        The Company will, upon the terms and subject to the conditions of the tender offer, determine a single price, not in excess of $4.00 per share nor less than $3.60 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price which will allow it to purchase 4,200,000 shares, or such lesser number of shares as are properly tendered, at a price not in excess of $4.00 per share nor less than $3.60 per share, under the tender offer. All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn will be purchased by the Company at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the "odd lot" priority, proration, and conditional tender provisions set forth therein. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration or conditional tender provisions will be returned at the Company's expense to the stockholders who tendered such shares as promptly as practicable after the expiration date. The Company reserves the right, in its sole discretion, to purchase more than 4,200,000 shares under the tender offer, subject to applicable law. Shares of the Company's Common Stock tendered and not purchased will be returned promptly after the expiration date at the expense of the Company to the stockholders who tendered such shares. See Section 1 of the Offer to Purchase.

        If, at the expiration date, more than 4,200,000 shares of the Company's Common Stock, or such greater number of shares as the Company may elect to purchase in accordance with applicable legal requirements, are properly tendered and not properly withdrawn, the Company will, upon the terms and subject to the conditions of the tender offer, accept such shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender all of their shares at or below the purchase price selected by the Company and then, on a pro rata basis from all other stockholders who properly tender shares at prices at or below the purchase price, subject to the conditional tender provisions.

        We are the owner of record of shares of the Company's Common Stock held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES OF THE COMPANY COMMON STOCK WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the shares of the Company's Common Stock we hold for your account on the terms and subject to the conditions of the tender offer.

        We call your attention to the following:

  1.
  You may tender your shares of the Company's Common Stock at prices not greater than $4.00 nor less than $3.60 per share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

  2.
  You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

  3.
  The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

  4.
  The tender offer, proration period, and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, May 12, 2003, unless the Company extends the tender offer.

  5.
  The tender offer is for 4,200,000 shares, constituting approximately 9.26% of the outstanding shares of the Company's Common Stock as of April 11, 2003.

  6.
  Tendering stockholders who are registered stockholders or who tender their shares directly to EquiServe Trust, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the tender offer.

  7.
  If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and checked the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

  8.
  If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  9.
  The Board of Directors of the Company has approved the tender offer. However, neither the Company nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares of the Company's Common Stock. Stockholders must make their own decision as to whether to tender their shares of the Company's Common Stock and, if so, how many shares to tender and at what price. Stockholders should discuss whether to tender all or any portion of their shares with their financial and tax advisors. The Company's directors and executive officers have advised us that they do not intend to tender any shares in the offer.

        If you wish to have us tender any of or all of the Company's Common Stock held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock, all such shares will be tendered unless otherwise specified on the detachable part hereof.

        YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL

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RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 12, 2003 UNLESS THE COMPANY EXTENDS THE TENDER OFFER.

        UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all stockholders of record. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders of record residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

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INSTRUCTIONS WITH RESPECT TO

TYLER TECHNOLOGIES, INC.

OFFER TO PURCHASE FOR CASH
UP TO 4,200,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE NOT GREATER THAN $4.00
NOR LESS THAN $3.60 PER SHARE

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 14, 2003, and the related Letter of Transmittal, as amended and supplemented from time to time, which together constitute the tender offer in connection with the tender offer by Tyler Technologies, Inc., a Delaware corporation (the "Company"), to purchase up to 4,200,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), at prices not in excess of $4.00 per share nor less than $3.60 per share specified by the undersigned, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer.

        The undersigned understands that the Company will upon the terms and subject to the conditions of the tender offer, determine a single price, not in excess of $4.00 per share nor less than $3.60 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 4,200,000 shares, or such lesser number of shares as are properly tendered, at a price not in excess of $4.00 per share nor less than $3.60 per share, under the tender offer. All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn, will be purchased by the Company at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the "odd lot" priority, proration, and conditional tender provisions set forth therein. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration or conditional tender provisions will be returned at the Company's expense to the stockholders who tendered such shares as promptly as practicable after the expiration date. The Company reserves the right, in its sole discretion, to purchase more than 4,200,000 shares under the tender offer, subject to applicable law. Shares tendered and not purchased will be returned promptly after the expiration date at the expense of the Company to the stockholders who tendered such shares. See Section 1 of the Offer to Purchase.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

        Aggregate number of shares to be tendered by you for the account of the undersigned:

                   shares of the Company's common stock

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 to the Letter of Transmittal.)

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$3.60	☐	$3.75	☐	$3.90
☐	$3.65	☐	$3.80	☐	$3.95
☐	$3.70	☐	$3.85	☐	$4.00

        CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
(See Instruction 5 to the Letter of Transmittal.)

        ☐    The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by the Company in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.60.

ODD LOTS
(See Instruction 8 to the Letter of Transmittal.)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

        On the date hereof, the undersigned either (check one box):

    ☐
    owned beneficially or of record an aggregate of few than 100 shares, and is tendering all such shares, or

    ☐
    is a broker, dealer, commercial bank, trust company, or other nominee which:

    (a)
    is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner; and

    (b)
    believes, based upon representations made to it by such beneficial owners, that such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all such shares.

        In addition, the undersigned is tendering shares either (check one box):

    ☐
    at the purchase price, as the same shall be determined by the Company in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

    ☐
    at the purchase price indicated below under "Price (in dollars) Per Share at which Shares Are Being Tendered" in this Notice of Guaranteed Delivery.

        ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

CONDITIONAL TENDER
(See Instruction 16 to the Letter of Transmittal.)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own financial or tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

    ☐
    Minimum number of shares that must be purchased, if any are purchased:

                       shares.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGNATURE(S)

Signature(s) :

Name(s) :

Address(es) :

Country code, area code and telephone number

Taxpayer identification or social security number

Dated:                                                       , 2003

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SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 to the Letter of Transmittal.)
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (See Instruction 5 to the Letter of Transmittal.)
ODD LOTS (See Instruction 8 to the Letter of Transmittal.)
CONDITIONAL TENDER (See Instruction 16 to the Letter of Transmittal.)
SIGNATURE(S)